December 2, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re: Microsoft Corporation - Power of Attorney

To whom it may concern:

This will confirm that I have granted each of the individuals listed below the authority to, on my behalf, execute and file the Form ID and Form ID Confirming

Statement, if applicable, Initial Statement of Beneficial Ownership of Securities

(Form 3), the Statement of Changes in Beneficial Ownership of Securities (Form 4)

and the Annual Statement of Changes in Beneficial Ownership (Form 5), in

connection with transactions in Microsoft Corporation securities, as my

Attorney-In-Fact.  Such power of attorney shall remain in full force and effect until either (i) I am no longer subject to the reporting requirements under

Section 16 of the Securities Act of 1933, as amended or (ii) I have provided you with written notice withdrawing this authority.

The individuals who are authorized to act as my Attorney-In-Fact under this

Power of Attorney are as follows:

Keith R. Dolliver

Peter A. Kraus

Christyne Mayberry

Ben O. Orndorff

John A. Seethoff

This Power of Attorney is effective immediately upon filing with the Securities

Exchange Commission and for purposes of my future Form 4 and Form 5 filings relating to Microsoft securities and transactions.

Sincerely,

/s/ Padmasree Warrior

Padmasree Warrior